Exhibit 10.6

CONSENT AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS CONSENT AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is made effective as of January 17, 2007, by and among CLARIENT, INC., a Delaware corporation (“Clarient”), CLRT ACQUISITION, LLC, a Delaware limited liability company (“CLRT”) and CLARIENT DIAGNOSTIC SERVICES, INC., a Delaware corporation (“CDS”; Clarient, CLRT and CDS, each a “Company”, and collectively, the “Companies”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Lender”), as lender under the Loan Agreement described below.

W I T N E S S E T H:

WHEREAS, Lender and the Companies are parties to that certain Loan and Security Agreement, dated as of September 29, 2006, by and among Clarient, CDS, CLRT, the other credit parties signatory thereto from time to time, and Lender (as amended, restated, supplemented, replaced, extended, renewed, rolled-over, refunded or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Comerica Bank (“Comerica”) and Clarient are parties to that certain Loan Agreement, dated as of February 13, 2003, by and between Clarient and Comerica (as amended, restated, supplemented, replaced, extended, renewed, rolled-over, refunded or otherwise modified from time to time, the “Subordinated Loan Agreement”);

WHEREAS, Lender, Comerica and the Companies are parties to that certain Subordination Agreement, dated as of September 29, 2006 (as amended, modified or restated from time to time, the “Comerica Subordination Agreement”);

WHEREAS, Lender, Safeguard Scientifics, Inc., a Delaware corporation (“SSI”), Safeguard Scientifics (Delaware), Inc., a Delaware corporation (“SSDI”), Safeguard Delaware, Inc., a Delaware corporation (“SDI”), and the Companies are parties to that certain Subordination Agreement, dated as of September 29, 2006 (as amended, modified or restated from time to time, the “Safeguard Subordination Agreement”);

WHEREAS, Clarient has requested that Lender consent to the amendment of the Subordinated Loan Agreement by Clarient and Comerica to increase the maximum principal amount of the Subordinated Debt under the Subordinated Loan Agreement by $3,500,000 and to certain related actions, in each case subject to the terms and conditions hereof; and

WHEREAS, the parties hereto are willing to make certain amendments to the Loan Agreement as more particularly set forth herein, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

1.             Definitions.  All capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

2.             Consent and Limited Waiver.

(a)           Subject to the terms and conditions hereof, Lender hereby consents that Clarient may (i) with Comerica amend the Subordinated Loan Agreement to increase the maximum principal amount that may be outstanding thereunder at any time by $3,500,000, to a maximum of $12,000,000 (such $3,500,000 increase in the maximum principal amount, the “Additional Subordinated Loan”), pursuant to that certain Seventh Amendment to Loan Agreement, dated as of January 17, 2007, attached hereto as Exhibit A, and may borrow up to the full amount of the Additional Subordinated Loan, (ii) enter into an Amended and Restated Reimbursement and Indemnity Agreement (the “Amended Safeguard Reimbursement Agreement”) with SSDI and SDI, in substantially the form attached hereto as Exhibit B, (iii) issue to SDI warrants to purchase up to 350,000 shares of the capital stock of Clarient, in each case in substantially the form attached hereto as Exhibit C, and (iv) use up to $1,000,000 of borrowings under the initial advance of the Additional Subordinated Loan to repay to SDI an aggregate of $1,000,000 in respect of that certain $1,000,000 advance made by SDI to Clarient on January 11, 2007 (the “Safeguard Advance”); provided, however, that (i) neither Clarient nor any other Company may pay to SSI, SSDI or SDI or any of their Affiliates any amounts owing by Clarient under the Amended Safeguard Reimbursement Agreement except to the extent that any such payments are expressly permitted under the terms and conditions of the Safeguard Subordination Agreement, as the same has been amended pursuant to that certain First Amendment to Subordination Agreement, dated as of the date hereof (and as the same may hereafter be further amended with Lender’s consent), by and among the Companies, Lender, SSI, SSDI and SDI, and (ii) any amounts owing by Clarient to Comerica with respect to the Additional Subordinated Loan may only be repaid in accordance with the terms and conditions of the Comerica Subordination Agreement, as the same has been amended pursuant to that certain First Amendment to Subordination Agreement, dated as of the date hereof (and as the same may hereafter be further amended with Lender’s consent), by and among the Companies, Lender and Comerica.  Except as expressly provided herein, the execution and delivery of this Agreement does not and will not constitute a consent to or a waiver of any noncompliance with the provisions of the Loan Agreement.

(b)           Lender hereby waives any Default or Event of Default that has occurred under Section 8.1 of the Loan Agreement as a result of SDI making the Safeguard Advance to Clarient.  The waiver in this Section 2(b) relates solely to the making of the Safeguard Advance to Clarient, and nothing in this Section 2(b) is intended (or shall be construed) to constitute a waiver by Lender of any other Default or Event of Default (including, without limitation, any Subject Event of Default (as defined below in Section 4)).

3.             Amendment to Loan Agreement.

The parties hereby agree that Section 1.1 of the Loan Agreement is amended by deleting the defined terms “Safeguard Reimbursement Agreement” and “Safeguard Subordination Agreement” and by inserting, in lieu thereof, the following new defined terms:

“Safeguard Reimbursement Agreement” means that certain Amended and Restated Reimbursement and Indemnity Agreement, dated as of January 17, 2007, by and between certain Affiliates of Safeguard and Clarient, in respect of certain Indebtedness owing to such Affiliates of Safeguard by Clarient, as the same may be amended, restated, supplemented or otherwise modified, provided that the foregoing amendments, restatements, supplements or modifications are permitted by the Safeguard Subordination Agreement or are otherwise consented to by Lender in writing.

“Safeguard Subordination Agreement” means that certain Subordination Agreement, dated as of September 29, 2006, by and between the Borrowers, Safeguard and certain of its Affiliates and Lender, in respect of Indebtedness owing to Safeguard or such Affiliates by Borrowers, as amended by that certain First Amendment to Subordination Agreement, dated as of January 17, 2007, and as further amended, restated, supplemented or otherwise modified from time to time.

4.             Reservation of Rights of Lender.

(a)           Certain Events of Default have occurred under the Loan Agreement as a result of (1) the failure of the Companies to maintain the minimum Net Worth (as such term is defined in the Loan Agreement) as required pursuant to clause (c) of Annex X to the Loan Agreement for the period from October 2006 until January 17, 2007 and (2) the failure of the Companies to maintain minimum Operating Cash Requirements coverage for the month ending October 31, 2006 as required pursuant to clause (b) of Annex X to the Loan Agreement (such Events of Default, the “Subject Events of Default”).

(b)           Under the terms of the Loan Agreement and the other Loan Documents (as such term is defined in the Loan Agreement) as well as applicable law, the Lender has certain rights and remedies with respect to the Subject Events of Default and the Lender is presently evaluating all available courses of action relating to the Subject Events of Default.  Accordingly, without waiving any existing Defaults or Events of Default (including without limitation, the Subject Events of Default), the Lender reserves all of its rights and remedies under the Loan Agreement, the other Loan Documents and applicable law, and the Lender’s voluntary forbearance, if any, from exercising any of such rights or remedies, and the Lender’s entering into this Agreement, is not intended (and should not be construed) as a waiver of the Subject Events of Default or a waiver of its rights and remedies with respect to them, all of which are reserved by the Lender.

5.              Reaffirmation of Loan Agreement.

Except for the consents and the amendments to the Loan Agreement expressly provided in Sections 2 and 3 above, the Loan Agreement shall remain unchanged and in full force and effect in accordance with its terms, and this Agreement shall be limited precisely and expressly as drafted and shall not be construed as a consent to the amendment, restatement, modification, supplementation or waiver of any other terms or provisions of the Loan Agreement.  Without limiting the generality of the foregoing, the Lender has not consented to any sale of any assets of Clarient or issuance of equity securities or convertible notes by Clarient to the extent that the same are not permitted under the Loan Agreement, and any such consent, if given by Lender in its sole discretion, would be set forth in a separate consent agreement expressly permitting such action.

6.             Conditions Precedent to Effectiveness of this Agreement.  The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions precedent:

a.               receipt by Lender of one or more counterparts of this Agreement duly executed and delivered by the Companies;

b.              receipt by Lender of one or more counterparts of that certain First Amendment to Subordination Agreement, dated as of the date hereof, duly executed and delivered by the Companies and Comerica;

c.               receipt by Lender of one or more counterparts of that certain First Amendment to Subordination Agreement, dated as of the date hereof, duly executed and delivered by the Companies, SSI, SSDI and SDI; and

d.              receipt by Lender of a consent fee in the amount of $5,000.00, which fee shall be fully earned and non-refundable upon payment.

7.             Provisions of General Application.

(a)           Costs and Expenses.  Each Company absolutely and unconditionally agrees to pay to Lender, on demand by Lender at any time and as often as the occasion therefore may require, whether or not all or any of the transactions contemplated by this Agreement are consummated: all reasonable fees and disbursements of any counsel to Lender in connection with the preparation, negotiation, execution, or delivery of this Agreement and expenses which shall at any time be incurred or sustained by Lender or any of its directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.

(b)           Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

(c)           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(d)           Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

(e)           Governing Law.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED

IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Consent and First Amendment to Loan and Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

COMPANIES:

CLARIENT, INC.

By:	/s/ James V. Agnello
	Name:	James V. Agnello
	Title:	Senior Vice President and Chief Financial Officer

CLARIENT DIAGNOSTIC SERVICES, INC.

By:	/s/ James V. Agnello
	Name:	James V. Agnello
	Title:	Senior Vice President and Chief Financial Officer

CLRT ACQUISITION, LLC

By:	Clarient, Inc., its sole member

By:	/s/ James V. Agnello
	Name:	James V. Agnello
	Title:	Senior Vice President and Chief Financial Officer

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	Thomas A. Buckelew
	Name:	Thomas A. Buckelew
	Title:	Its Duly Authorized Signatory